Exhibit 4.4(c)

THIS SECURITY IS AN OBLIGATION OF SOLELY KEYCORP AND IS NOT A DEPOSIT OR OTHER OBLIGATION OF KEYBANK, N.A. OR ANY OTHER BANK AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

[THIS SECURITY IS SUBORDINATED, AS TO PRINCIPAL, INTEREST AND PREMIUM, AND ADDITIONAL AMOUNTS, IF ANY, TO ALL “SENIOR INDEBTEDNESS” OF KEYCORP, INCLUDING ALL OBLIGATIONS TO KEYCORP’S GENERAL CREDITORS (OTHER THAN OBLIGATIONS TO TRADE CREDITORS INCURRED IN THE ORDINARY COURSE OF THE KEYCORP’S BUSINESS). THIS SECURITY IS NOT SECURED BY ANY ASSETS OF KEYCORP OR BY THE ASSETS OF ANY OF ITS SUBSIDIARIES OR AFFILIATES, IS NOT GUARANTEED BY ANY OF KEYCORP’S SUBSIDIARIES OR AFFILIATES, AND IS INELIGIBLE AS COLLATERAL TO SECURE A LOAN OR EXTENSION OF CREDIT FROM KEYCORP OR ANY OF ITS SUBSIDIARIES.]

CUSIP NO.

[ISIN:             ]

[Common Code:                     ]

REGISTERED PRINCIPAL AMOUNT $

No. FX -

KEYCORP

FORM OF

SUBORDINATED MEDIUM-TERM NOTE, SERIES T

(FIXED RATE)

Due from 9 Months or More from Date of Issue

If the registered owner of this Security (as indicated below) is The Depository Trust Company (“DTC”) or a nominee of DTC, this Security is a Global Security, is subject to all applicable procedures of DTC, and the following legend applies:

Unless this certificate is presented by an authorized representative of The Depository Trust Company(the “Depository”) to the issuer or its agent for registration of transfer, exchange or payment, and such certificate issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of the Depository, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.

If the registered owner of this Security (as indicated below) is [_______________] (“[______]”) or a nominee of [___________], this Security is a Global Security and the following legend applies:

Unless this certificate is presented by an authorized representative of [____________________] (the “Depository”) to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of [____________________] or in such other name as is requested by an authorized representative of the Depository (and any payment is made to [____________________] or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, [____________________], has an interest herein.

Thereafter the following legend applies, regardless of the registered owner of this Security:

Unless and until this certificate is exchanged in whole or in part for Notes in certificated form, this certificate may not be transferred except as a whole by the Depository to a nominee thereof or by a nominee thereof to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor of the Depository or a nominee of such successor.

IF APPLICABLE, THE “TOTAL AMOUNT OF OID,” “YIELD TO MATURITY” AND “INITIAL ACCRUAL PERIOD OID” (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT (“OID”) RULES.

ISSUE PRICE:	PLACE OF PAYMENT:

ORIGINAL ISSUE DATE: STATED MATURITY:	OPTION TO RECEIVE PAYMENTS IN SPECIFIED CURRENCY OTHER THAN U.S. DOLLARS: ☐ YES ☐ NO

MINIMUM DENOMINATIONS:	INTEREST RATE:
☐ $1,000
☐ Other:	COMPUTATION PERIOD:

SPECIFIED CURRENCY:	INTEREST PAYMENT DATES IF OTHER THAN
United States Dollars: ☐ YES ☐ NO	JUNE 15 AND DECEMBER 15:
REGULAR RECORD DATES:
FOREIGN CURRENCY:
OPTIONAL REDEMPTION: ☐ YES ☐ NO
EXCHANGE RATE AGENT:
INITIAL REDEMPTION DATE:
PAYING AGENT:

ADDITIONAL REDEMPTION DATES:	☐ YES ☐ NO

DAY COUNT CONVENTION:	OPTIONAL INTEREST RATE RESET DATES:

INITIAL REDEMPTION PERCENTAGE:	OPTIONAL EXTENSION OF MATURITY: ☐ YES ☐ NO
ANNUAL REDEMPTION PERCENTAGE
REDUCTION:
LENGTH OF EXTENSION PERIOD:
OPTION TO ELECT REPAYMENT: ☐ YES ☐ NO
NUMBER OF EXTENSION PERIODS:
REPAYMENT DATE(S):

REPAYMENT PRICE:	TOTAL AMOUNT OF OID (for Discount Securities only):

ADDITIONAL AMOUNTS:	ORIGINAL YIELD TO MATURITY (for Discount Securities only):

DEFEASANCE: ☐ YES ☐ NO	INITIAL ACCRUAL PERIOD OID (for Discount Securities only):
COVENANT DEFEASANCE: ☐ YES ☐ NO
OTHER/DIFFERENT PROVISIONS:
OPTIONAL INTEREST RATE RESET:

KEYCORP, an Ohio corporation (herein referred to as the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [________] or registered assigns, the principal sum of [__________________ DOLLARS ($ )] on the Stated Maturity shown above (except to the extent redeemed, repaid, renewed or extended prior to the Stated Maturity) and to pay interest on such principal sum at the Interest Rate shown above from the Original Issue Date shown above or from the most recent Interest Payment Date to which interest, if any, has been paid or duly provided for, semi-annually on June 15 and December 15 of each year, commencing on [________] (unless other Interest Payment Dates are shown on the face hereof and except as provided in the next succeeding paragraph) (each, an “Interest Payment Date”) until the principal hereof is paid or made available for payment and on the Stated Maturity, any Redemption Date or Repayment Date (such terms are together hereinafter referred to as the “Maturity Date” with respect to the principal repayable on such date); provided, however, that any payment of principal, premium, if any, or interest, if any, to be made on any Interest Payment Date or on the Maturity Date that is not a Business Day (as defined below) shall be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or the Maturity Date, as the case may be, and no additional interest will accrue from and after the Maturity Date or Interest Payment Date as a result of such delayed payment.

For purposes of this Security, unless otherwise specified on the face hereof, “Business Day” means as follows: (i) for notes denominated in a specified currency other than the euro, the term Business Day means any day that is not a Saturday or Sunday and that is not a day that banking institutions in New York City are generally authorized or obligated by law or executive order to close, and is also a day on which commercial banks and foreign exchange markets settle payments in the principal financial center of the country of the relevant specified currency (if other than New York City); (ii) for notes denominated in the euro, the term Business Day means any day that is not a Saturday or Sunday and that is not a day that banking institutions in London are generally authorized or obligated by law or executive order to close and is also a T2 Business Day; and (iii) in all other circumstances, any day that is not a Saturday or Sunday and that is not a day that banking institutions in New York City are generally authorized or obligated by law or executive order to close.

“Principal Financial Center” means (i) the capital city of the country issuing the Specified Currency, or (ii) the capital city of the country to which the Designated Currency relates, as applicable, except, in the case of (i) or (ii) above, that with respect to United States dollars, Australian dollars, Canadian dollars, euro, New Zealand dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be New York City and (solely in the case of the Specified Currency) Sydney, Toronto, London, Wellington, Johannesburg and Zurich, respectively.

“T2 Business Day” means a day on which the Trans-European Automated Real Time Gross Settlement Express Transfer payment system (which utilizes a single shared platform and which was launched on November 19, 2007) (or any successor or replacement for that system) is open for the settlement of payment in the euro.

Any interest hereon is accrued from, and including, the immediately preceding Interest Payment Date in respect of which interest, if any, has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid) to, but excluding , the succeeding Interest Payment Date or the Maturity Date, as the case may be. The interest, if any, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (referred to on the reverse hereof), be paid to the person (the “Holder”) in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the fifteenth day (whether or not a Business Day) immediately preceding such Interest Payment Date or as otherwise specified above (each, a “Regular Record Date”); provided, however, that, if this Security was issued between a Regular Record Date and the initial Interest Payment Date relating to such Regular Record Date, interest, if any, for the period beginning on the Original Issue Date and ending on such initial Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date to the Holder hereof on such next succeeding Regular Record Date; and provided further that interest, if any, payable on the Maturity Date will be payable to the person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee (referred to on the reverse hereof), notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

Unless otherwise specified above, all payments in respect of this Security will be made in U.S. dollars regardless of the Specified Currency shown above unless the Holder hereof makes the election described below. If the Specified Currency shown above is other than U.S. dollars, the Exchange Rate Agent (referred to on the reverse hereof) will arrange to convert all payments in respect hereof into U.S. dollars in the manner described on the reverse hereof; provided, however, that the Holder hereof may, if so indicated above, elect to receive all payments in such Specified Currency by delivery of a written request to the corporate trust office of the Paying Agent in New York City, on or prior to the applicable Regular Record Date or at least 15 days prior to the Stated Maturity, as the case may be. Such request may be in writing, mailed or hand delivered, or by facsimile or other electronic transmission. Unless otherwise specified above, the Holder hereof may elect to receive payment in such Specified Currency for all principal, premium, if any, and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the Regular Record Date or at least 15 days prior to the Stated Maturity, as the case may be. Notwithstanding the foregoing, if the Company determines that the Specified Currency is not available for making payments in respect hereof due to the imposition of exchange controls, because it is no longer used by the government of the country issuing such currency, because it is no longer used for the settlement of transactions by public institutions of the international banking community, or as a result of other circumstances beyond the Company’s control, then, until such Specified Currency is again available or used, the Holder hereof may not so elect to receive payments in the Specified Currency and any such outstanding election shall be automatically suspended, until the Company determines that the Specified Currency is again available for making such payments.

In the event of an official redenomination of the Specified Currency, other than as a result of the European Monetary Union, such as by an official redenomination of any such Specified Currency that is a composite currency, the obligations of the Company with respect to payments on this Security shall, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. In no event shall any adjustment be made to any amount payable hereunder as a result of any change in the value of the Specified Currency shown above relative to any other currency due solely to fluctuations in exchange rates, or any redenomination of any composite currency, unless such composite currency is itself officially redenominated.

Unless otherwise shown above, payment of interest on this Security (other than on the Maturity Date or Redemption Date) will be made by check mailed to the registered address of the Holder hereof; provided, however, that, if the Holder hereof is the Holder of U.S.$1,000,000 (or the equivalent) or more in aggregate principal amount of Securities of the series of which this Security is a part (whether having identical or different terms and provisions), such interest payments may be made by wire transfer of immediately available funds, but only if appropriate instructions have been received in writing by the Paying Agent on or prior to the applicable Regular Record Date. Unless otherwise specified above, the principal hereof (and premium, if any) and interest hereon payable on the Maturity Date or Redemption Date will be paid in immediately available funds upon surrender of this Security at the corporate trust office of the Paying Agent maintained for that purpose in New York City, New York (or at such other location as may be specified above). The Company will pay any administrative costs imposed by banks in making payments in immediately available funds, but, except as otherwise provided above, any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Securities in respect of which such payments are made.

Unless otherwise specified on the face hereof, interest on this Security, if any, will be computed and paid on the basis of a 360-day year of twelve 30-day months.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE, INCLUDING, WITHOUT LIMITATION, THE PROVISIONS RELATING TO THE SUBORDINATION OF THIS SECURITY TO THE COMPANY’S SENIOR INDEBTEDNESS.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its facsimile corporate seal.

KEYCORP

By:
Name:
Title:

Attest:
Assistant Secretary

(Seal)

Dated:	TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:
Authorized Signatory